Exhibit 99.1
RISK FACTORS (AS RESTATED)
You should carefully consider each of the following risk factors and all of the other information set forth in the information statement. The risk factors generally have been separated into three groups: (i) risks related to our business, (ii) risks related to the separation and financing transactions, and (iii) risks related to our common stock. Based on the information currently known to us, we believe that the following risks and uncertainties could have a material adverse effect on our business, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operation, financial condition or results.
Risks Related to Our Business
Our actual operating results may differ significantly from our preliminary estimated results.
In the information statement under the caption “Summary — Recent Developments — Preliminary Unaudited Selected Financial and Other Data for the First Quarter of 2012,” we present certain preliminary unaudited financial data for the fiscal quarter ended December 31, 2011. This preliminary financial data consists of estimates derived from our internal books and records and has been prepared solely by our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data, nor has PricewaterhouseCoopers LLP expressed any opinion or any other form of assurance with respect thereto. Our preliminary results are subject to change during the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the first quarter are finalized. Therefore, our actual results may differ materially from these estimates. Because our financial closing procedures for the first quarter of 2012 are not yet complete, we have provided a range for certain of the preliminary financial data included in this document. However, it is possible that our final reported results may not be within the ranges we currently estimate, and the difference may be material. In addition, our preliminary results for the first quarter are not necessarily indicative of our operating results for any future quarter or our results for the full fiscal year.
We compete in a mature category with strong competition.
We compete in the ready-to-eat cereal category with competitors that represent larger shares of category sales. Our products face strong competition from competitors for shelf space and sales. Competition in our product categories is based on product innovation, product quality, price, brand recognition and loyalty, effectiveness of marketing, promotional activity, and the ability to identify and satisfy consumer preferences. Some of our competitors have substantial financial, marketing and other resources, and competition with them in our various markets and product lines could cause us to reduce prices, increase marketing, or lose market share, any of which could have a material adverse effect on our business and financial results. This high level of competition by our competitors could result in a decrease in our sales volumes. In addition, increased trade spending or advertising or reduced prices on our competitors’ products may require us to do the same for our products which could impact our margins and volumes. If we did not do the same, our revenue, profitability, and market share could be adversely affected.
We may be unable to anticipate changes in consumer preferences and trends, which could result in decreased demand for our products.
Our success depends in part on our ability to anticipate the tastes and eating habits of consumers and to offer products that appeal to their preferences. Consumer preferences change from time to time and can be affected by a number of different and unexpected trends. Our failure to anticipate, identify or react quickly to these changes and trends, and to introduce new and improved products on a timely basis, could result in reduced demand for our products, which would in turn cause our revenues and profitability to suffer. Similarly, demand for our products could be affected by consumer concerns regarding the health effects of nutrients or ingredients such as trans fats, sugar, processed wheat and corn or other product attributes.

A decline in demand for ready-to-eat cereals could adversely affect our financial performance.
We focus primarily on producing and selling ready-to-eat cereal products. We expect to continue this primary focus. Because of our product concentration, any decline in consumer demand or preferences, including diet-driven changes, for ready-to-eat cereals or any other factor that adversely affects the ready-to-eat cereal market could have a material adverse effect on our business, financial condition or results of operations. We could also be adversely affected if consumers lose confidence in the healthfulness, safety or quality of ready-to-eat cereals or ingredients. Adverse publicity about these types of concerns, whether or not valid, may discourage consumers from buying our products or cause production and delivery disruptions.
Economic downturns could limit consumer demand for our products.
The willingness of consumers to purchase our products depends in part on general or local economic conditions. In periods of economic uncertainty, consumers may purchase more generic, private brand or value brands and may forego certain purchases altogether. In those circumstances, we could experience a reduction in sales of our products. In addition, as a result of economic conditions or competitive actions, we may be unable to raise our prices sufficiently to protect profit margins. Any of these events could have an adverse effect on our results of operations.
Commodity price volatility and higher energy costs could negatively impact profits.
The primary commodities used by our businesses include wheat, nuts (including almonds), sugar, edible oils, corn, oats, cocoa, and our primary packaging includes linerboard cartons and corrugated boxes. In addition, our manufacturing operations use large quantities of natural gas and electricity. The cost of such commodities may fluctuate widely and we may experience shortages in commodity items as a result of commodity market fluctuations, availability, increased demand, weather conditions, and natural disasters as well as other factors outside of our control. Higher prices for natural gas, electricity and fuel may also increase our production and delivery costs. Changes in the prices charged for our products may lag behind changes in our energy and commodity costs. Accordingly, changes in commodity or energy costs may limit our ability to maintain existing margins and have a material adverse effect on our operating profits.
Ralcorp generally uses commodity futures and options to reduce the price volatility associated with anticipated raw material purchases associated with the Post cereals business. Additionally, Ralcorp has a hedging program for diesel fuel prices (using market traded heating oil as an effective proxy), natural gas, and corrugated paper products. Prior to the separation, Ralcorp plans to settle all open commodity contract positions applicable to Post and has no plans to convey derivative contracts to Post. The extent of these hedges at any given time depends upon Ralcorp’s assessment of the markets for these commodities, including assumptions for future prices. For example, if Ralcorp believes that market prices for the commodities we use are unusually high, Ralcorp may choose to hedge less, or possibly not hedge any, of our future requirements. If Ralcorp fails to hedge and prices subsequently increase, or if Ralcorp institutes a hedge and prices subsequently decrease, our costs may be greater than anticipated or greater than our competitors’ costs and our financial results could be adversely affected.
If we pursue strategic acquisitions, divestitures or joint ventures, we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
From time to time, we may evaluate potential acquisitions, divestitures or joint ventures that would further our strategic objectives. With respect to acquisitions, we may not be able to identify suitable candidates, consummate a transaction on terms that are favorable to us, or achieve expected returns and other benefits as a result of integration challenges. With respect to proposed divestitures of assets or businesses, we may encounter difficulty in finding acquirers or alternative exit strategies on terms that are favorable to us, which could delay the accomplishment of our strategic objectives, or our divestiture activities may require us to recognize impairment charges. Companies or operations acquired or joint ventures created may not be profitable or may not achieve sales levels and profitability that justify the investments made. Our corporate development activities may present financial and operational risks, including diversion of management attention from existing core businesses, integrating or separating personnel and financial and other systems, and adverse effects on existing business relationships with suppliers and customers. Future acquisitions could also result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses, which could adversely affect our results of operations and financial condition.
Unsuccessful implementation of business strategies to reduce costs may adversely affect our results of operations.
Many of our costs, such as raw materials, energy and freight, are outside our control. Therefore, we must seek to reduce costs in other areas, such as operating efficiency. If we are not able to complete projects which are designed to reduce costs and increase operating efficiency on time or within budget, our operating profits may be adversely impacted. In addition, if the cost-saving initiatives we have implemented or any future cost-saving initiatives do not generate the expected cost savings and synergies, our results of operations may be adversely affected.
Our inability to raise prices may adversely affect our results of operations.
Our ability to raise prices for our products may be adversely affected by a number of factors, including but not limited to industry supply, market demand, and promotional activity by competitors. If we are unable to increase prices for our products as may be necessary to cover cost increases, our results of operations could be adversely affected. In addition, price increases typically generate lower volumes as customers then purchase fewer units. If these losses are greater than expected or if we lose distribution as a result of a price increase, our results of operations could be adversely affected.
Loss of a significant customer may adversely affect our results of operations.
A limited number of customer accounts represent a large percentage of our consolidated net sales. Our top ten customers represent approximately 56% of our net sales for fiscal year 2011, and our largest customer, Wal-Mart Stores, Inc., accounted for approximately 21% of our net sales in each of fiscal 2011, 2010 and 2009. The success of our business depends, in part, on our ability to maintain our level of sales and product distribution through high-volume food retailers, super centers and mass merchandisers. The competition to supply products to these high-volume stores is intense. Currently, we do not have long-term supply agreements with a substantial number of our customers, including our largest customers. These high-volume stores and mass merchandisers frequently reevaluate the products they carry. If a major customer elected to stop carrying one of our products, our sales may be adversely affected.
Consolidation among the retail grocery and foodservice industries may hurt profit margins.
Over the past several years, the retail grocery and foodservice industries have undergone significant consolidations and mass merchandisers are gaining market share. As this trend continues and such customers grow larger, they may seek to use their position to improve their profitability through improved efficiency, lower pricing, increased reliance on their own brand name products, increased emphasis on generic and other value brands, and increased promotional programs. If we are unable to respond to these requirements, our profitability or volume growth could be negatively impacted. Additionally, if the surviving entity is not a customer, we may lose significant business once held with the acquired retailer.
If our food products become adulterated, misbranded, or mislabeled, we might need to recall those items and may experience product liability claims if consumers are injured.
Selling food products involves a number of legal and other risks, including product contamination, spoilage, product tampering, allergens, or other adulteration. We may need to recall some or all of our products if they become adulterated, mislabeled or misbranded. This could result in destruction of product inventory, negative publicity, temporary plant closings, and substantial costs of compliance or remediation. Should consumption of any product cause injury, we may be liable for monetary damages as a result of a judgment against us. In addition, adverse publicity, including claims, whether or not valid, that our products or ingredients are unsafe or of poor quality may discourage consumers from buying our products or cause production and delivery disruptions. Any of these events, including a significant product liability judgment against us, could result in a loss of consumer confidence in our food products. This could have an adverse affect on our financial condition, results of operations or cash flows.
Disruption of our supply chain could have an adverse effect on our business, financial condition and results of operations.
Our ability, including manufacturing or distribution capabilities, and that of our suppliers, business partners and contract manufacturers, to make, move and sell products is critical to our success. Damage or disruption to our or their manufacturing or distribution capabilities due to weather, including any potential effects of climate change, natural disaster, fire or explosion, terrorism, pandemics, strikes, repairs or enhancements at our facilities, or other reasons, could impair our ability to manufacture or sell our products. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations, as well as require additional resources to restore our supply chain.
Termination of our material licenses would have a material adverse effect on our business.
We manufacture and market our Pebbles® products in the United States, Canada and several other locations pursuant to a long-term intellectual property license agreement. This license gives us the exclusive right (subject only to an exception regarding the sale of similar products in amusement and theme parks) to use The Flintstones characters in connection with breakfast cereal and to sell all Pebbles® branded cereal products in those regions. If we were to breach any material term of this license agreement and not timely cure the breach, the licensor could terminate the agreement. If the licensor were to terminate our rights to use the Flintstones characters or the Pebbles® brand for this or any other reason, the loss of such rights could have a material adverse effect on our business.
Global capital and credit market issues could negatively affect our liquidity, increase our costs of borrowing, and disrupt the operations of our suppliers and customers.
U.S. and global credit markets have, from time to time, experienced significant dislocations and liquidity disruptions which caused the spreads on prospective debt financings to widen considerably. These circumstances materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases resulted in the unavailability of certain types of debt financing. Events affecting the credit markets have also had an adverse effect on other financial markets in the U.S., which may make it more difficult or costly for us to raise capital through the issuance of common stock or other equity securities or refinance our existing debt, sell our assets or borrow more money if necessary. Our business could also be negatively impacted if our suppliers or customers experience disruptions resulting from tighter capital and credit markets or a slowdown in the general economy. Any of these risks could impair our ability to fund our operations or limit our ability to expand our business or increase our interest expense, which could have a material adverse effect on our financial results.
Changing currency exchange rates may adversely affect our earnings and financial position.
We have operations and assets in the United States and Canada. Our consolidated financial statements are presented in U.S. dollars; therefore, we must translate our foreign assets, liabilities, revenue and expenses into U.S. dollars at applicable exchange rates. Consequently, fluctuations in the value of the Canadian dollar may negatively affect the value of these items in our consolidated financial statements. To the extent we fail to manage our foreign currency exposure adequately, we may suffer losses in value of our net foreign currency investment, and our consolidated results of operations and financial position may be negatively affected.
Violations of laws or regulations, as well as new laws or regulations or changes to existing laws or regulations, could adversely affect our business.
The food production and marketing industry is subject to a variety of federal, state, local and foreign laws and regulations, including food safety requirements related to the ingredients, manufacture, processing, storage, marketing, advertising, labeling, and distribution of our products as well as those related to worker health and workplace safety. Our activities, both in and outside of the United States, are subject to extensive regulation. In the U.S. we are regulated by, among other federal and state authorities, the U.S. Food and Drug Administration, U.S. Federal Trade Commission, the U.S. Departments of Commerce and Labor as well as by similar authorities abroad. Governmental regulations also affect taxes and levies, healthcare costs, energy usage, immigration and other labor issues, all of which may have a direct or indirect effect on our business or those of our customers or suppliers. In addition, we market and advertise our products and could be the target of claims relating to alleged false or deceptive advertising under federal, state, and foreign laws and regulations and may be subject to initiatives to limit or prohibit the marketing and advertising of our products to children. Changes in these laws or regulations or the introduction of new laws or regulations could increase the costs of doing business for us or our customers or suppliers or restrict our actions, causing our results of operations to be adversely affected. Further, if we are found to be out of compliance with applicable laws and regulations in these areas, we could be subject to civil remedies, including fines, injunctions, or recalls, as well as potential criminal sanctions, any of which could have a material adverse effect on our business.
As a publicly traded company, we will be subject to changing rules and regulations of federal and state government as well as the stock exchange on which our common stock is expected to be listed. These entities, including the Public Company Accounting Oversight Board, the SEC and the New York Stock Exchange, have issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continue to develop additional regulations and requirements in response to laws enacted by Congress. Our efforts to comply with these requirements may result in an increase in expenses and a diversion of management’s time from other business activities.
We may not be able to operate successfully if we lose key personnel, are unable to hire qualified additional personnel, or experience turnover of our management team.
We are highly dependent on our ability to attract and retain qualified personnel to operate and expand our business. If we lose one or more members of our senior management team, or if we fail to attract new employees, our business and financial position, results of operations or cash flows could be harmed.
Labor strikes or work stoppages by our employees could harm our business.
Currently, a significant number of our full-time production and maintenance employees are covered by collective bargaining agreements. A dispute with a union or employees represented by a union could result in production interruptions caused by work stoppages. If a strike or work stoppage were to occur, our results of operations could be adversely affected. The labor contract for our Niagara Falls, Ontario location expired in early January 2012 and we are currently in ongoing negotiations with respect to this contract.
Changes in weather conditions, natural disasters and other events beyond our control can adversely affect our results of operations.
Changes in weather conditions and natural disasters such as floods, droughts, frosts, earthquakes, hurricane, fires or pestilence, may affect the cost and supply of commodities and raw materials, including tree nuts, corn syrup, sugar and wheat. Additionally, these events can result in reduced supplies of raw materials and longer recoveries of usable raw materials. Competing manufacturers can be affected differently by weather conditions and natural disasters depending on the location of their suppliers and operations. Failure to take adequate steps to reduce the likelihood or mitigate the potential impact of such events, or to effectively manage such events if they occur, particularly when a product is sourced from a single location, could adversely affect our business and results of operations, as well as require additional resources to restore our supply chain.
We are a holding company with no substantial independent operations, and therefore we rely on dividends, interest and other payments, advances and transfers of funds from our subsidiaries to meet our debt service and other obligations.
Following the separation, we will be a holding company and will conduct substantially all of our operations through our subsidiaries. As a result, we will rely on dividends, loans and other payments or distributions from our subsidiaries to meet our debt service obligations and enable us to pay interest and dividends, if any. The ability of our subsidiaries to pay dividends and make other payments or distributions to us will depend substantially on their respective operating results and will be subject to restrictions under, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, the terms of our financing arrangements and the terms of any future financing arrangements of our subsidiaries.
We may experience losses or be subject to increased funding and expenses to our qualified pension plan, which could negatively impact profits.
Following the separation, we will maintain a separate qualified defined benefit plan and we will be obligated to ensure that the plan is funded in accordance with applicable regulations. In the event the stock market deteriorates, the funds in which we plan to invest do not perform according to expectations, or the valuation of the projected benefit obligation increases due to changes in interest rates or other factors, we may be required to make significant cash contributions to the pension plan and recognize increased expense within our financial statements.
Impairment in the carrying value of intangible assets could negatively impact our net worth. If our goodwill, indefinite-lived intangible assets, or other long-term assets become impaired, we will be required to record additional impairment charges, which may be significant.
The carrying value of intangible assets represents the fair value of goodwill, trademarks, trade names, and other acquired intangibles. Intangibles and goodwill expected to contribute indefinitely to our cash flows are not amortized, but our management reviews them for impairment on an annual basis or whenever events or changes in circumstances indicate that their carrying value may not be recoverable. Impairments to intangible assets may be caused by factors outside our control, such as increasing competitive pricing pressures, lower than expected revenue and profit growth rates, changes in industry EBITDA and revenue multiples, changes in discount rates based on changes in cost of capital (interest rates, etc.), or the bankruptcy of a significant customer. These factors, along with other internal and external factors, could negatively impact our net worth and could have a significant impact on our fair valuation determination, which could then result in a material impairment charge in our results of operations. During fiscal years 2011 and 2010 we have incurred impairment losses related to goodwill and trademark intangible assets, and we could have additional impairments in the future. See further discussion of these impairment losses in “Management’s Discussion and Analysis of Financial Condition and Results of Operations (as restated)” and Notes 2 and 4 of “Notes to Combined Financial Statements.”
Technology failures could disrupt our operations and negatively impact our business.
We increasingly rely on information technology systems to process, transmit, and store electronic information. For example, our production and distribution facilities and inventory management utilize information technology to increase efficiencies and limit costs. Furthermore, a significant portion of the communications between our personnel, customers, and suppliers depends on information technology. Our information technology systems may be vulnerable to a variety of interruptions due to events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. Such interruptions could negatively impact our business.
Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brands.
We consider our intellectual property rights, particularly our trademarks, but also our patents, trade secrets, copyrights and licenses, to be a significant and valuable aspect of our business. We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements, third party nondisclosure and assignment agreements and the policing of third party misuses of our intellectual property. Our failure to obtain or maintain adequate protection of our intellectual property rights, or any change in law or other changes that serve to lessen or remove the current legal protections for intellectual property, may diminish our competitiveness and could materially harm our business.

We face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend; cause us to cease making, licensing or using products that incorporate the challenged intellectual property; require us to redesign or rebrand our products or packaging, if feasible; divert management’s attention and resources; or require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property. Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. Additionally, a successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products, any of which could have a negative impact on our operating profits and harm our future prospects.
We are subject to environmental laws and regulations that can impose significant costs and expose us to potential financial liabilities.
We are subject to extensive and frequently changing federal, state, local and foreign laws and regulations relating to the protection of human health and the environment, including those limiting the discharge and release of pollutants into the environment and those regulating the transport, storage, use, treatment, storage, disposal and remediation of, and exposure to, solid and hazardous wastes and materials. Certain environmental laws and regulations can impose joint and several liability without regard to fault on responsible parties, including past and present owners and operators of sites, related to cleaning up sites at which hazardous wastes or materials were disposed or released. Failure to comply with environmental laws and regulations could result in severe fines and penalties by governments or courts of law. In addition, various current and likely future federal, state, local and foreign laws and regulations could regulate the emission of greenhouse gases, particularly carbon dioxide and methane. We cannot predict the impact that such regulation may have, or that climate change may otherwise have, on our business.
Future events, such as new or more stringent environmental laws and regulations, any new environmental claims, the discovery of currently unknown environmental conditions requiring response action, or more vigorous enforcement or a new interpretation of existing environmental laws and regulations, might require us to incur additional costs that could have a material adverse effect on our financial results.
Pending and future litigation may lead us to incur significant costs.
We are, or may become, party to various lawsuits and claims arising in the normal course of business, which may include lawsuits or claims relating to contracts, intellectual property, product recalls, product liability, employment matters, environmental matters or other aspects of our business. In addition, we may in the future be subject to additional litigation or other proceedings or actions arising in relation to the recent restatement of our historical financial statements. The defense of these lawsuits may divert our management’s attention, and we may incur significant expenses in defending these lawsuits. In addition, we may be required to pay damage awards or settlements, or become subject to injunctions or other equitable remedies, that could have a material adverse effect on our financial position, cash flows or results of operations. The outcome of litigation is often difficult to predict, and the outcome of pending or future litigation may have a material adverse effect on our financial position, cash flows, or results of operations.
Risks Related to the Separation and the Financing Transactions
The restatement of our historical financial statements may affect stockholder confidence, has consumed and may continue to consume a significant amount of our time and resources and may have a material adverse effect on our business and stock price.
As a result of Ralcorp's recent restatement of its financial statements for the fiscal year ended September 30, 2011 and the three months ended December 31, 2011, we also restated our historical financial statements for the same periods. While the circumstances leading to the restatement occurred before our spin-off from Ralcorp, any restatement may affect investor confidence in the accuracy of our financial disclosures and may result in a decline in stock price and stockholder lawsuits related to the restatement. We cannot guarantee that we will not be affected in this way.

The restatement process was time-consuming and resource-intensive and involved substantial attention from management and significant legal and accounting costs. Although we have completed the restatement, we cannot guarantee that we will not receive inquiries from the SEC or the New York Stock Exchange ("NYSE") regarding our restated financial statements or matters relating thereto. Any future inquiries from the SEC or NYSE as a result of the restatement of our historical financial statements will, regardless of the outcome, likely consume a significant amount of our resources in addition to those resources already consumed in connection with the restatement itself.
We have identified a material weakness in our internal control over financial reporting, and if we are unable to achieve and maintain effective internal control over financial reporting, investors could lose confidence in our financial statements and our company, which could have a material adverse effect on our business and stock price.
In order to provide reliable financial reports and operate successfully as a publicly traded company, we must maintain effective control over our financial reporting. In connection with the restatement of certain financial statements, Ralcorp management determined that a material weakness in internal control over financial reporting existed as of September 30, 2011 and December 31, 2011 for Ralcorp. As a wholly-owned subsidiary of Ralcorp, the material weakness also existed at Post for these periods. On February 3, 2012, the Company became a stand-alone independent public company through the completion of a tax free spin-off from Ralcorp. From that time forward Post's management team became responsible for establishing its own disclosure controls and procedures and internal control over financial reporting.
We believe that this material weakness did not continue to impact the Company after the spin-off from Ralcorp. However, we can make no assurances that additional material weaknesses or significant deficiencies may not subsequently arise. Our failure to achieve and maintain effective internal control over financial reporting and disclosure controls and procedures may result in additional significant deficiencies or material weaknesses, cause us to fail to meet our periodic reporting obligations, result in material misstatements in our financial statements, restatement of financial statements, sanctions or investigations by regulatory authorities, and loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. See “Management's Discussion and Analysis of Financial Condition and Results of Operations (as restated)-Internal Control Over Financial Reporting.”
Following the separation, we will have substantial debt and high leverage, which could adversely affect our business.
Since August 2008, we have relied upon Ralcorp for working capital requirements on a short-term basis and for other financial support. Following the separation, we will have a significant amount of debt. On a pro forma basis as described under “Unaudited Pro Forma Condensed Combined Financial Statements,” assuming we had completed the separation and the financing transactions described in this information statement (including the borrowings under the senior credit facilities and the issuance of the senior notes), we would have had $950 million of total debt as of September 30, 2011. Given the smaller relative size of our company as compared to Ralcorp, we expect to incur higher debt servicing costs on the new indebtedness than we would have otherwise incurred previously as a subsidiary of Ralcorp.
Our overall leverage and the terms of our financing arrangements could:

•	limit our ability to obtain additional financing in the future for working capital, capital expenditures and acquisitions;

•	make it more difficult for us to satisfy our obligations under our indebtedness;

•	limit our ability to refinance our indebtedness on terms acceptable to us or at all;

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limit our flexibility to plan for and to adjust to changing business and market conditions in the industry in which we operate, and increase our vulnerability to general adverse economic and industry conditions;

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require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future investments, capital expenditures, working capital, business activities and other general corporate requirements;

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limit our ability to obtain additional financing for working capital, for capital expenditures, to fund growth or for general corporate purposes, even when necessary to maintain adequate liquidity, particularly if any ratings assigned to our debt securities by rating organizations were revised downward; and

•	subject us to higher levels of indebtedness than our competitors, which may cause a competitive disadvantage and may reduce our flexibility in responding to increased competition.
In addition, as described under “Description of Financing Transactions and Material Indebtedness,” we will incur, in connection with the separation, a significant amount of debt for which we will not receive any cash proceeds, but which will instead be issued to Ralcorp. We will also make a cash payment to Ralcorp in the amount of $125 million. As a result of the indebtedness we expect to incur in connection with the separation, the amount of leverage in our business will significantly increase. This will increase the riskiness of our business and of an investment in our common stock.
Our ability to meet expenses and debt service obligations will depend on our future performance, which will be affected by financial, business, economic and other factors, including potential changes in consumer preferences, the success of product and marketing innovation and pressure from competitors. If we do not generate enough cash to pay our debt service obligations, we may be required to refinance all or part of our existing debt, sell our assets, borrow more money or raise equity.
Our senior credit facilities will bear interest at variable rates. If market interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect our cash flow.
We expect the agreements governing our debt, including our new credit facilities and the indenture governing our senior notes, will contain various covenants that impose restrictions on us that may affect our ability to operate our business.
The agreements governing our new senior credit facilities and our senior notes are expected to contain covenants that, among other things, limit our ability to:

•	borrow money or guarantee debt;

•	create liens;

•	pay dividends on or redeem or repurchase stock;

•	make specified types of investments and acquisitions;

•	enter into or permit to exist contractual limits on the ability of our subsidiaries to pay dividends to us;

•	enter into new lines of business;

•	enter into transactions with affiliates; and

•	sell assets or merge with other companies.
These restrictions on our ability to operate our business could harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions.
A default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the senior notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.
Our historical financial results as a business segment of Ralcorp and our unaudited pro forma condensed combined financial statements may not be representative of our results as a separate, stand-alone company.
The historical financial information we have included in this information statement has been derived from the consolidated financial statements and accounting records of Ralcorp (and, for periods before August 4, 2008, of Kraft). Accordingly, the historical and pro forma financial information does not necessarily reflect what our financial position, results of operations or cash flows would have been had we operated as a separate, stand-alone company during the periods presented or those that we may achieve in the future primarily as a result of the following factors:

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Prior to the separation, our business was operated by Ralcorp as part of its broader corporate organization, rather than as an independent company. Ralcorp or one of its affiliates performed various corporate functions for us, including, but not limited to, legal, treasury, accounting, auditing, risk management, information technology, human resources, corporate affairs, tax administration, certain governance functions (including compliance with the Sarbanes-Oxley Act of 2002 and internal audit) and external reporting. Our historical and pro forma financial results include allocations of corporate expenses from Ralcorp for these and similar functions. These allocations are likely to be less than the comparable expenses we expect to incur as a separate publicly traded company.

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Our pro forma financial information set forth under “Unaudited Pro Forma Condensed Combined Financial Statements” reflects changes that may occur in our funding and operations as a result of the separation. This pro forma condensed combined financial information may not reflect our costs as a separate, stand-alone company.

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Currently, our business is integrated with the other businesses of Ralcorp. Historically, we have shared economies of scope and scale in costs, employees, vendor relationships and customer relationships. The loss of the benefits of doing business as part of Ralcorp could have an adverse effect on our results of operations and financial condition following the completion of the separation.

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Generally, our working capital requirements and capital for our general corporate purposes, including advertising and trade promotions, research and development and capital expenditures, have historically been satisfied as part of the corporate-wide cash management policies of Ralcorp. In connection with the separation, we will be incurring substantial indebtedness, as discussed above.

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Subsequent to the completion of the separation, the cost of capital for our business may be higher than Ralcorp’s cost of capital prior to the separation because Ralcorp’s current cost of debt may be lower than ours following the separation.

We may be unable to achieve some or all of the benefits that we expect to achieve from our separation from Ralcorp.
By separating from Ralcorp there is a risk that our company may be more susceptible to market fluctuations and other adverse events than we would have been if we were still a part of Ralcorp. As part of Ralcorp we were able to enjoy certain benefits from Ralcorp’s operating diversity and purchasing and borrowing leverage. We may not be able to achieve some or all of the benefits that we expect to achieve as a stand-alone, independent company.

The combined post-separation value of Ralcorp and Post shares may not equal or exceed the pre-separation value of Ralcorp shares.
After the separation, Ralcorp’s common stock will continue to be listed and traded on the New York Stock Exchange under the symbol “RAH.” Subject to the consummation of the separation, our common stock has been approved for listing on the New York Stock Exchange under the symbol “POST.” The combined trading prices of Ralcorp common stock and Post common stock after the separation, as adjusted for any changes in the combined capitalization of these companies, may not be equal to or greater than the trading price of Ralcorp common stock prior to the separation. Until the market has fully evaluated the business of Ralcorp without the Post cereals business, the price at which Ralcorp common stock trade may fluctuate significantly. Similarly, until the market has fully evaluated our company, the price at which shares of Post common stock trade may fluctuate significantly.
Potential liabilities may arise due to fraudulent transfer considerations, which would adversely affect our financial condition and our results of operations.
In connection with the separation, Ralcorp intends to undertake financing transactions which, along with the separation and the financing transactions involving us, may be subject to federal and state fraudulent conveyance and transfer laws. If a court were to determine under these laws that, at the time of the separation, any entity involved in these transactions or the separation:

•	was insolvent,

•	was rendered insolvent by reason of the separation,

•	had remaining assets constituting unreasonably small capital, or

•	intended to incur, or believed it would incur, debts beyond its ability to pay these debts as they matured, the court could void the separation, in whole or in part, as a fraudulent conveyance or transfer. The court could then require our shareholders to return to Ralcorp some or all of the shares of our common stock issued pursuant to the separation, or require Ralcorp or us, as the case may be, to fund liabilities of the other company for the benefit of creditors. The measure of insolvency will vary depending upon the jurisdiction whose law is being applied. Generally, however, an entity would be considered insolvent if the fair value of its assets were less than the amount of its liabilities or if it incurred debt beyond its ability to repay the debt as it matures.
We may have a significant indemnity obligation to Ralcorp if the separation and/or certain related transactions are treated as a taxable transaction.
We expect to enter into the Tax Allocation Agreement with Ralcorp, which sets out each party’s rights and obligations with respect to federal, state, local and foreign taxes for periods before and after the separation (including taxes that may arise if the separation and/or certain related transactions do not qualify for tax-free treatment under the Internal Revenue Code of 1986, as amended, or the “Code”) and related matters such as the filing of tax returns and the conduct of the parties in IRS and other audits.
Ralcorp received a private letter ruling from the IRS to the effect that, among other things, the separation and certain related transactions will qualify for tax-free treatment under the Code. In addition, Ralcorp expects to obtain an opinion from its legal counsel substantially to the effect that, among other things, the separation and certain related transactions will qualify for tax-free treatment under the Code. The private letter ruling from the IRS is not binding on the IRS if the factual representations or assumptions made in the letter ruling request are untrue or incomplete in any material respect. Furthermore, the IRS will not rule on whether a distribution satisfies certain requirements necessary to obtain tax-free treatment under the Code. Rather, the ruling is based upon representations by Ralcorp that these conditions have been satisfied, and any inaccuracy in such representations could invalidate the ruling. The opinion referred to above will address all of the requirements necessary for the separation and certain related transactions to obtain tax-free treatment under the Code, will rely on the IRS private letter ruling as to matters covered by the ruling, and will be based on, among other things, certain assumptions and representations made by Ralcorp and us, which if incorrect or inaccurate in any material respect would jeopardize the conclusions reached by counsel in such opinion. The opinion will not be binding on the IRS or the courts and the IRS or the courts may not agree with the opinion.
Notwithstanding receipt by Ralcorp of the private letter ruling and opinion of counsel, the IRS could determine that the separation and/or certain related transactions should be treated as taxable transactions if it determines that any of the representations, assumptions or undertakings that were included in the request for the private letter ruling is false or has been violated or if it disagrees with the conclusions in the opinion that are not covered by the IRS ruling. Furthermore, events subsequent to the distribution could cause Ralcorp to recognize gain on the separation, including as a result of Section 355(e) of the Code.
Pursuant to the Tax Allocation Agreement, in certain cases, we will be required to indemnify Ralcorp for taxes resulting from the separation and/or certain related transactions not qualifying for tax-free treatment for United States federal income tax purposes. Pursuant to the Tax Allocation Agreement, we will be required to indemnify Ralcorp for losses and taxes of Ralcorp resulting from the breach of certain covenants made by us and for certain taxable gain that could be recognized by Ralcorp, including as a result of certain acquisitions of our stock or assets. If we are required to indemnify Ralcorp under the circumstances set forth in the Tax Allocation Agreement, we may be subject to substantial liabilities, which could materially adversely affect our financial position. Our indemnification obligations to Ralcorp are not limited by any maximum amount. See “The Separation — Material U.S. Federal Income Tax Consequences of the Distribution.”
The tax rules applicable to the separation and the covenants contained in the Tax Allocation Agreement may restrict us from taking certain actions, engaging in certain corporate transactions or from raising equity capital beyond certain thresholds for a period of time after the separation.
The distribution of Post would be taxable to Ralcorp if such distribution is part of a “plan or series of related transactions” pursuant to which one or more persons acquire directly or indirectly stock representing a 50% or greater interest (by vote or value) in Ralcorp or Post. Under current U.S. federal income tax law, acquisitions that occur during the four-year period that begins two years before the date of the distribution are presumed to occur pursuant to a plan or series of related transactions, unless it is established that the acquisition is not pursuant to a plan or series of transactions that includes the distribution. U.S. Treasury regulations currently in effect generally provide that whether an acquisition and a distribution are part of a plan is determined based on all of the facts and circumstances, including, but not limited to, specific factors described in the U.S. Treasury regulations. In addition, the U.S. Treasury regulations provide several “safe harbors” for acquisitions that are not considered to be part of a plan.
These rules, and the covenants expected to be contained in the Tax Allocation Agreement as a result of these rules will limit our ability during the two-year period following the distribution to enter into certain transactions that may be advantageous to us and our shareholders, particularly issuing equity securities to satisfy financing needs, repurchasing equity securities, disposing of certain assets, engaging in mergers and acquisitions and, under certain circumstances, acquiring businesses or assets with equity securities or agreeing to be acquired.
In addition, the covenants in, and our indemnity obligations under, the Tax Allocation Agreement may limit our ability to take certain actions, pursue strategic transactions or engage in new business or other transactions that may maximize the value of our business. The Tax Allocation Agreement is also expected to contain covenants that restrict us from taking any action which could be reasonably expected to cause the separation and certain related transactions not to be tax-free.
Our ability to operate our business effectively may suffer if we do not establish our own financial, administrative and other support functions in order to operate as a separate, stand-alone company, and the transition services Ralcorp has agreed to provide may not be sufficient for our needs.
Historically, we have relied on financial, administrative and other resources, including the business relationships, of Ralcorp to support the operation of our business. In conjunction with our separation from Ralcorp, we will need to expand our financial, administrative and other support systems or contract with third parties to replace certain of Ralcorp’s systems. We will also need to maintain our own credit and banking relationships and perform our own financial and operational functions. We have entered into separation-related agreements with Ralcorp, and Ralcorp has agreed to provide transition services for up to 24 months following the separation, but we may not be able to adequately replace those resources or replace them at the same cost. We may not be able to successfully put in place the financial, operational and managerial resources necessary to operate as a public company or that we will be able to be profitable doing so. Any failure or significant downtime in our own financial or administrative systems or in Ralcorp’s financial or administrative systems during the transition period could impact our results or prevent us from performing other administrative services and financial reporting on a timely basis and could materially harm our business, financial condition and results of operations.
The agreements we have entered into or will enter into with Ralcorp involve conflicts of interest and therefore may have materially disadvantageous terms to us.
We expect to enter into certain agreements with Ralcorp, including the Separation and Distribution Agreement, Tax Allocation Agreement, Employee Matters Agreement and the Shareholder’s and Registration Rights Agreement which will set forth the main terms of the separation and will provide a framework for our initial relationship with Ralcorp following the separation. The terms of these agreements and the separation are being determined at a time when we are still part of Ralcorp and therefore involve conflicts of interest. Accordingly, such agreements may not reflect terms that could be reached on an arm’s-length basis between unaffiliated parties, which could be materially more favorable to us.
We may incur material costs and expenses as a result of our separation from Ralcorp, which could adversely affect our profitability.
We may incur costs and expenses greater than those we currently incur as a result of our separation from Ralcorp. These increased costs and expenses may arise from various factors, including financial reporting, costs associated with complying with federal securities laws (including compliance with the Sarbanes-Oxley Act of 2002), tax administration, and legal and human resources related functions, and it is possible that these costs will be material to our business.
Our business, financial condition and results of operations may be adversely affected following the separation if we are unable to negotiate terms that are as favorable as those Ralcorp has received when we replace contracts after the separation.
Prior to completion of the separation, certain functions (such as purchasing, information systems, customer service, logistics and distribution) for our business have generally been performed under Ralcorp’s centralized systems and, in some cases, under contracts that are also used for Ralcorp’s other businesses and which are not intended to be assigned to us. In addition, some other contracts require consents of third parties to assign them to us, or in connection with a change of our control. We may not be able to negotiate terms that are as favorable as those Ralcorp received when we replace these contracts with our own agreements.
If, following the separation, we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our stock price may suffer.
Section 404 of the Sarbanes-Oxley Act of 2002 requires any company subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its consolidated subsidiaries’ internal control over financial reporting. To comply with this statute, we will eventually be required to document and test our internal control procedures, our management will be required to assess and issue a report concerning our internal control over financial reporting, and our independent auditors will be required to issue an opinion on their audit of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002. If our management cannot favorably assess the effectiveness of our internal control over financial reporting or our auditors identify material weaknesses in our internal controls, investor confidence in our financial results may weaken, and our stock price may suffer.
Risks Related to Our Common Stock
Because there has not been any public market for our common stock, the market price and trading volume of our common stock may be volatile and you may not be able to resell your shares at or above the initial market price of our stock following the separation.
Prior to the separation, there will have been no trading market for our common stock. We cannot predict the extent to which investors’ interest will lead to a liquid trading market or whether the market price of our common stock will be volatile. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risk factors listed in this information statement or for reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or negative developments relating to our customers, competitors or suppliers, as well as general economic and industry conditions. In addition, as set forth in the next paragraph, any dispositions by Ralcorp, or any significant Ralcorp shareholder, of our common stock in the public market, or the perception that such dispositions could occur, could adversely affect prevailing market prices for our common stock.
Future stock sales could adversely affect the trading price of our common stock following the separation.
All of the shares of Post common stock will be freely tradable without restriction or further registration under the Securities Act unless the shares are owned by our “affiliates” as that term is defined in the rules under the Securities Act. Shares held by “affiliates” may be sold in the public market if registered or if they qualify for an exemption from registration under Rule 144 which is summarized under “Listing and Trading of Our Common Stock.” Further, we plan to file a registration statement to cover the shares issuable under our equity-based benefit plans. It is possible that some Ralcorp shareholders, including possibly some of Ralcorp’s large shareholders, will sell Post common stock received in the distribution for various reasons, for example, if our business profile or market capitalization as an independent company does not fit their investment objectives.
In addition, after completion of the separation, Ralcorp will retain up to 20% of our total shares outstanding for a limited period of time. Ralcorp will dispose of such shares of our common stock that it owns as soon as practicable and consistent with the business reasons for retaining such shares, but in no event later than five years after the distribution. We will agree that, upon the request of Ralcorp, we will use our reasonable best efforts to effect a registration under applicable federal and state securities laws of any shares of our common stock retained by Ralcorp. The sales of significant amounts of our common stock or the perception in the market that this will occur may result in the lowering of the market price of our common stock.
Your percentage ownership in Post may be diluted in the future.
As with any publicly traded company, your percentage ownership in Post may be diluted in the future because of equity issuances for the acquisitions, capital market transactions or otherwise, including equity awards that we expect will be granted to our directors, officers and employees and the accelerated vesting of other equity awards. For a more detailed description of the stock incentive plan, see “Executive Compensation.”
Provisions in our articles of incorporation and bylaws, provisions of Missouri law, and our shareholder protection rights agreement may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.
Our articles of incorporation, bylaws and Missouri law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. These provisions include, among others:

•	the board of directors is divided into three classes with staggered terms;

•	the board of directors fixes the number of members on the board;

•	elimination of the rights of our shareholders to act by written consent (except when such consent is unanimous) and to call shareholder meetings;

•	rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings;

•	the right of our board of directors to issue preferred stock without shareholder approval;

•	supermajority vote requirements for certain amendments to our articles of incorporation and bylaws;

•
anti-takeover provisions of Missouri law which may prevent us from engaging in a business combination with an interested shareholder, or which may deter third parties from acquiring our common stock above certain thresholds; and

•	limitations on the right of shareholders to remove directors.
In connection with the separation, we will also enter into a shareholder protection rights agreement which gives our shareholders certain rights that could deter a change of control of us in a transaction not approved by our board of directors.